EXHIBIT 99.1

Eagle Bancorp Announces Year End Earnings, Fourth Quarter Earnings and Increases Quarterly Cash Dividend

HELENA, Mont., July 19, 2007 (PRIME NEWSWIRE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $1,778,000, or $1.66 per share ($1.47 per share diluted), for the year ended June 30, 2007, and announced an increased cash dividend of $0.24 per share. These earnings represent a decrease of $7,000, or 0.4%, compared to $1,785,000 for the year ended June 30, 2006. Earnings for the quarter ended June 30, 2007 were $442,000, or $0.41 per share ($0.37 per share diluted), an increase of 0.9% compared to $438,000 for the quarter ended June 30, 2006.

Eagle's quarterly cash dividend of $0.24 per share for the fourth quarter of Eagle's fiscal year represents an increase of $0.02 per share, or 9.1%, over the previous quarter's dividend. The dividend is payable August 24, 2007 to shareholders of record at the close of business on August 3, 2007.

The slight decrease in net income for the year ended June 30, 2007 was the result of an increase in noninterest expense of $149,000 and a decrease in net interest income of $29,000, offset by an increase in noninterest income of $96,000. Eagle's tax provision was $75,000 lower in 2007. Eagle's return on assets was 0.76% and its return on equity was 7.63%, compared with 0.83% and 7.97%, respectively, for the year ended June 30, 2006.

The increase in net income of $4,000 for the fourth quarter was the result of an increase in noninterest income of $57,000 offset by an increase in noninterest expense of $75,000 and a decrease in net interest income of $1,000. Eagle's tax provision was $23,000 lower in the current quarter. Eagle's fourth quarter annualized return on assets was 0.73% and its annualized return on equity was 7.30%, compared with 0.79% and 7.77%, respectively, for the same quarter in 2006.

Total interest and dividend income increased $472,000 to $3.288 million for the quarter ended June 30, 2007 from $2.816 million for the quarter ended June 30, 2006. This was due primarily to increases in interest and fees on loans of $399,000 and interest on securities available-for-sale of $68,000. Total interest expense increased $473,000 to $1.615 million for the quarter ended June 30, 2007 from $1.142 million for the quarter ended June 30, 2006. Interest on deposits increased $285,000 while interest on borrowings increased $188,000.

Total assets increased $18.43 million, or 8.15%, to $244.61 million at June 30, 2007 from $226.18 million at June 30, 2006. Loans receivable increased $17.28 million, or 12.27%, to $158.14 million from $140.86 million. Investment securities available-for-sale increased slightly to $64.77 million from $64.20 million. Deposits increased $5.31 million, or 3.05%, to $179.65 million from $174.34 million. Advances and other borrowings increased $11.43 million, or 51.10%, to $33.80 million from $22.37 million. Total stockholders' equity increased $1.54 million, or 6.83%, to $24.09 million at June 30, 2007 from $22.55 million at June 30, 2006. This was the result of net income for the period of $1.778 million and a decrease in accumulated other comprehensive loss of $239,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale). These were partially offset by treasury stock purchases and dividends paid.

"We are pleased with our strong growth in assets and to again increase the dividend to our stockholders," said CEO Larry Dreyer.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59.8% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                         June 30, 2007   June 30, 2006
                                         -------------   -------------
                                          (Unaudited)      (Audited)
 ASSETS
 Cash and due from banks                      2,709           2,844
 Interest-bearing deposits with banks           360              27
                                         -------------   -------------
 Total cash and cash equivalents              3,069           2,871

 Investment securities available-for-sale,
      at market value                        64,774          64,198
 Investment securities held-to-maturity,
  at cost                                       921           1,018
 Investment in nonconsolidated subsidiary       155             155
 Federal Home Loan Bank stock, at cost        1,315           1,315
 Mortgage loans held-for-sale                 1,175             918
 Loans receivable, net of deferred loan
  fees and allowance for loan losses of
  $518 at June 30, 2007 and $535 at
   June 30, 2006                            158,140         140,858
 Accrued interest and dividends receivable    1,333           1,211
 Mortgage servicing rights, net               1,628           1,722
 Property and equipment, net                  5,806           5,962
 Cash surrender value of life insurance       5,764           5,230
 Real estate acquired in settlement of
  loans, net of allowance for losses              0               0
 Other assets                                   526             720
                                         -------------   -------------
   Total assets                             244,606         226,178
                                         =============   =============
 LIABILITIES
 Deposit accounts:
   Noninterest bearing                       13,694          12,575
   Interest bearing                         165,953         161,767
                                         -------------   -------------
   Total deposits                           179,647         174,342

 Federal Funds Purchased                      3,800               0
 Advances from Federal Home Loan Bank and
  Other Borrowings                           30,000          22,371
 Long-Term Subordinated Debentures            5,155           5,155
 Accrued expenses and other liabilities       1,916           1,765
                                         -------------   -------------
   Total liabilities                        220,518         203,633

 EQUITY
 Preferred stock (no par value, 1,000,000
  shares authorized, none issued or
  outstanding)                                   --              --
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572
  shares issued; 1,084,357 and 1,091,722
  shares outstanding at June 30, 2007 and
  June 30, 2006, respectively)                   12              12
 Additional paid-in capital                   4,387           4,274
 Unallocated common stock held by employee
  stock ownership plan ("ESOP")                 (92)           (129)
 Treasury stock, at cost (139,215 and
  131,850 shares at June 30, 2007 and
  June 30, 2006, respectively)               (4,759)         (4,521)
 Retained earnings                           25,448          24,056
 Accumulated other comprehensive (loss)
  income                                       (908)         (1,147)
                                         -------------   -------------
   Total equity                              24,088          22,545
   Total liabilities and equity             244,606         226,178
                                         =============   =============

 EAGLE BANCORP (consolidated)

                           Three Months Ended     Twelve Months Ended
                                June 30,                June 30,
                              (unaudited)
                        ----------------------  ----------------------
                            2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
                                                (unaudited)  (audited)
 Interest and Dividend
  Income:
 Loans, including fees      2,533       2,134       9,731       7,799
 Deposits with banks           11           7          50          59
 Trust preferred
  securities                    2           2           9           7
 FHLB Stock dividends           3           0           7           0
 Available-for-sale
  securities                  729         661       2,811       2,589
 Held-to-maturity
  securities                   10          12          43          52
                        ----------  ----------  ----------  ----------
   Total interest and
    dividend income         3,288       2,816      12,651      10,506
                        ----------  ----------  ----------  ----------
 Interest Expense:
 Deposits                   1,143         858       4,191       3,011
 Subordinated debentures       77          77         309         235
 FHLB Advances and other
  borrowings                  395         207       1,466         546
                        ----------  ----------  ----------  ----------
   Total interest
    expense                 1,615       1,142       5,966       3,792
                        ----------  ----------  ----------  ----------
 Net Interest Income        1,673       1,674       6,685       6,714
 Loan loss provision            0           0           0           0
                        ----------  ----------  ----------  ----------
 Net interest income
  after loan loss
  provision                 1,673       1,674       6,685       6,714
                        ----------  ----------  ----------  ----------
 Noninterest income:
 Net gain on sale of
  loans                       181         121         643         492
 Demand deposit service
  charges                     119         129         496         532
 Mortgage loan servicing
  fees                        128         134         533         593
 Net gain (loss) on sale
  of available-for-sale
  securities                    0           9          (4)          0
 Other                        160         138         593         548
                        ---------   ---------   ---------   ---------
   Total noninterest
    income                    588         531       2,261       2,165
                        ----------  ----------  ----------  ----------
 Noninterest expense:
 Salaries and employee
  benefits                    922         863       3,617       3,519
 Occupancy expenses           127         139         537         538
 Furniture and equipment
  depreciation                 71          75         287         310
 In-house computer
  expense                      75          73         286         274
 Advertising expense           51          46         247         201
 Amortization of mtg
  servicing fees               90          90         305         355
 Federal insurance
  premiums                      5           5          21          23
 Postage                       22          17          86          86
 Legal, accounting, and
  examination fees             54          48         232         182
 Consulting fees               23          14          79          58
 ATM processing                14          15          49          51
 Other                        223         217         868         868
                        ----------  ----------  ----------  ----------
   Total noninterest
    expense                 1,677       1,602       6,614       6,465
                        ----------  ----------  ----------  ----------
 Income before
  provision for income
  taxes                       584         603       2,332       2,414
                        ----------  ----------  ----------  ----------
 Provision for income
  taxes                       142         165         554         629
                        ----------  ----------  ----------  ----------
 Net income                   442         438       1,778       1,785
                        ==========  ==========  ==========  ==========
 Earnings per share          0.41        0.41        1.66        1.66
                        ==========  ==========  ==========  ==========
 Diluted earnings per
  share                      0.37        0.36        1.47        1.48
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding
  (basic eps)           1,072,745   1,075,442   1,072,823   1,077,766
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding
  (diluted eps)         1,211,312   1,206,712   1,209,586   1,204,986
                        ==========  ==========  ==========  ==========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, President
            (406) 457-4006